EXHIBIT 5.1
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                          OPINION OF CUTLER LAW GROUP

                                CUTLER  LAW  GROUP
                            3206 WEST WIMBLEDON DRIVE
                             AUGUSTA, GEORGIA 30909
                                 (706)737-6600           M. Richard Cutler, Esq.
                              FAX: (706) 738-1966
                               www.cutlerlaw.com
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                            September 29, 2003

Securities  and  Exchange  Commission
Division  of  Corporate  Finance
Washington,  D.C.  20549

     Re:     Asia Properties, Inc.

Ladies  and  Gentlemen:

       This office represents Asia Properties, Inc., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration
Statement"), which relates to the offer of up to 5,120,000 shares (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Registered Securities, when issued as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Resale Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.


                              /s/  Cutler Law Group

                              CUTLER  LAW  GROUP